UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Audiovox Corporation

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006

To our Stockholders:

The 2006 annual meeting of stockholders of Audiovox Corporation will be held on May 25, 2006, at the Sheraton Smithtown, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10:00 a.m. At the meeting, you will be asked to:

1.	Elect our board of seven directors;

2.	Approve the 2006 Stock Compensation Plan;

3.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2007; and

4.	Transact such other business as may properly come before the meeting.

Your board of directors has unanimously approved, and recommends that an affirmative vote be cast in favor of, each of the proposals listed on the proxy card and described in the enclosed proxy statement.    Only holders of record of common stock at the close of business on March 27, 2006 will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.

Stockholders are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote their shares at the annual meeting.

Whether or not you plan to attend the annual meeting, please complete, sign, date, and return the enclosed proxy card promptly.

If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting. If you do not attend the annual meeting, you may still revoke your proxy at any time prior to the annual meeting by providing a later dated proxy or by providing written notice of your revocation to our company’s Secretary. Your prompt cooperation will be greatly appreciated.

The notice and proxy statement are first being mailed to stockholders on or about March 30, 2006.

Please follow the instructions on the enclosed proxy card to vote either by mail, telephone or via the Internet.

A copy of our Annual Report for the year ended November 30, 2005 is also enclosed.

By order of the Board of Directors,
CHRIS LIS JOHNSON, Secretary

Hauppauge, New York
March 30, 2006

AUDIOVOX CORPORATION
180 MARCUS BOULEVARD
HAUPPAUGE, NEW YORK 11788

ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, MAY 25, 2006
PROXY STATEMENT

This proxy statement is provided in connection with the annual meeting of stockholders of Audiovox Corporation, and any adjournment or postponement of the meeting. The accompanying proxy is solicited by the board of directors. This proxy statement and the accompanying form of proxy are scheduled to be mailed on or about March 30, 2006 to all stockholders of record on March 27, 2006.

Time and Place

The annual meeting of stockholders of Audiovox Corporation will be held at 10:00 a.m. on May 25, 2006 at the Sheraton Smithtown, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788.

Purposes

At the annual meeting, you will be asked:

•	to elect seven directors to the board of directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	to consider and act upon a proposal to approve the 2006 Stock Compensation Plan (the ‘‘2006 Stock Compensation Plan’’);

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2007; and

•	to transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. However, no proxy voted against any of the proposals will be voted in favor of an adjournment or postponement to solicit additional votes in favor of approval of those proposals.

Record Date; Stockholders Entitled to Vote

The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting was the close of business on March 27, 2006.

Quorum

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. The annual meeting may be adjourned by a majority of the cast upon the question, whether or not a quorum is present votes. If a quorum is not present, the chairman of the meeting may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting. At any adjourned meeting, any business may be transacted that might have been transacted at the annual meeting as originally notified.

Vote Required

At the close of business on March 23, 2006, there were 21,520,346 issued shares of our Class A common stock, par value $.01 per share, and 2,260,954 issued and outstanding shares of our Class B common stock, par value $.01 per share. At the annual meeting, each share of Class A common stock is entitled to one vote (whether in person or by proxy or pursuant to a stockholders’ consent) and each share of Class B common stock is entitled to ten votes (whether in person or by proxy or pursuant to a stockholders’ consent).

Class A directors are elected by a plurality of the votes of the Class A shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The joint directors are elected by the Class A and Class B stockholders voting together. The approval of the 2006 Stock Compensation Plan, and the ratification of the appointment of independent registered public accounting firm must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Mr. John J. Shalam, our Chairman, owns in excess of 50% of all outstanding votes and he intends to vote his shares to approve all of the matters to be voted upon at the meeting that are described in this proxy statement.

Board Recommendation

The board of directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card and described in this proxy statement.

Voting Your Shares

The board of directors is soliciting proxies from our stockholders. By completing and returning the accompanying proxy, you will be authorizing Patrick M. Lavelle and Charles M. Stoehr to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. You may also vote your shares by mail, telephone or by Internet as described on your proxy card.

Changing Your Vote By Revoking Your Proxy

Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

How Proxies Are Counted

If you return a signed and dated proxy card but do not indicate how your shares are to be voted, those shares will be voted ‘‘FOR’’ each of the listed proposals. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

Shares voted as abstentions on any matter will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a stockholder has abstained. As a result, abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the annual meeting, but will not be considered as present and entitled to vote with respect to such matters.

Cost of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to you. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election of Directors

Each of the nominees for director named below, has continuously served as a director since the year indicated. The directors will hold office until the next annual meeting of Stockholders and until their successors are elected and qualified. The Class A Directors are elected by the Class A Stockholders voting separately as a class. The joint directors are elected by the Class A and Class B Stockholders voting together; with the Class B Stockholders entitled to 10 votes per share and the Class A Stockholders entitled to one vote per share.

If any nominee becomes unable or unwilling to accept nomination or election, the proxies will be voted for another person designated by the Board of Directors. Management has no reason to believe that any of said nominees will be unable or unwilling to serve if elected to office.

The following persons have been nominated and are proposed to be elected:

Name and Principal Occupation	Age	Director Since
CLASS A DIRECTORS
Paul C. Kreuch, Jr.* Principal, Knightsbridge Advisors, Inc.	67	1997
Dennis F. McManus* Telecommunications Consultant	55	1998
Peter A. Lesser* President, X-10 (USA) Inc.	70	2003
JOINT DIRECTORS
John J. Shalam Chairman	72	1960
Patrick M. Lavelle President and Chief Executive Officer	54	1993
Charles M. Stoehr Senior Vice President and Chief Financial Officer	59	1987
Philip Christopher President, Chief Executive Officer, UTStarcom Personal Communications, LLC	57	1973

*	Member of the Audit and Compensation Committees

Paul C. Kreuch, Jr. was elected to the Board of Directors in February 1997. Mr. Kreuch is a Principal at Knightsbridge Advisors, Inc., a firm specializing in executive retained search, management consulting, and mergers and acquisitions. Prior to entering the search profession, Mr. Kreuch was a banker for over 34 years. Beginning his career at Pittsburgh National Bank and later Wachovia Bank and Trust Company in Winston-Salem, North Carolina, Mr. Kreuch joined NatWest Bancorp in 1982 and managed the US and Regional banking groups. He became head of corporate banking and was named President, CEO, and a member of the board of NatWest USA, a $17 billion subsidiary in 1991. Upon the sale of NatWest in 1996, Mr. Kreuch became a management consultant and executive search professional.

Dennis F. McManus was elected to the Board of Directors in March 1998. Mr. McManus is currently self-employed as a telecommunications consultant. From May 2001 to February 2005, he was fully employed by one of his clients LSSI Corp., as Vice President, New Product Marketing. Prior to that, Mr. McManus was employed by NYNEX Corp. (now Verizon) for over 27 years, most recently as a Senior Vice President and Managing Director. Mr. McManus held this position from 1991 through December 31, 1997.

Peter A. Lesser was elected to the Board of Directors in 2003. Mr. Lesser is the President of X-10 (USA) Inc., a wholesaler of electronic home control and security systems. Mr. Lesser is a founder and shareholder, and has also served as a director of X-10 Limited, the Hong Kong parent company of X-10 (USA) Inc. since 1979. He is a member of the Executive Board of Directors of the Consumer Electronics Association and its Industry Executive Advisor. From 1997 through 1999, Mr. Lesser served as the President of the Security Industry Association.

John J. Shalam was elected Chairman of Audiovox Corporation on May 1, 2005. He had served as President, Chief Executive Officer and as Director of Audiovox or its predecessor since 1960. Mr. Shalam also serves as a Director of most of Audiovox’s operating subsidiaries. Mr. Shalam is on the Executive Board of Directors of the Consumer Electronics Association.

Patrick M. Lavelle was elected President and Chief Executive Officer of Audiovox Corporation on May 1, 2005. He had been a Vice President of Audiovox since 1980 and was appointed Senior Vice President in 1991. He was elected to the Board of Directors in 1993. Mr. Lavelle is Chief Executive Officer and President of Audiovox’s subsidiaries, Audiovox Electronics Corp. and Code Systems, Inc. Mr. Lavelle is Vice Chairman and on the Executive Board of Directors of the Consumer Electronics Association. Mr. Lavelle is a member of the Board of Trustees of Marist College, Poughkeepsie, New York.

Charles M. Stoehr has been our Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of Audiovox since 1987. From 1979 through 1990, he was a Vice President of Audiovox.

Philip Christopher has served as a Director of Audiovox or its predecessor since 1973. Up until November 1, 2004, Mr. Christopher had been Executive Vice President of Audiovox and Chief Executive Officer of Audiovox’s cellular subsidiary, Audiovox Communications Corp. Mr. Christopher is currently the President and Chief Executive Officer of UTStarcom Personal Communications, LLC, a division of UTStarcom Inc. Mr. Christopher also serves on the Executive Committee of the Cellular Telephone Industry Association.

MANAGEMENT RECOMMENDS VOTING ‘‘FOR’’ THE ELECTION OF KREUCH, MCMANUS, LESSER, SHALAM, LAVELLE, STOEHR AND CHRISTOPHER, AS DIRECTORS. UNLESS OTHERWISE DIRECTED BY A STOCKHOLDER, PROXIES WILL BE VOTED ‘‘FOR’’ THE ELECTION OF SUCH NOMINEES.

Irving Halevy had served on the Board of Directors from 1987 to 1997 and was re-elected to the Board of Directors in 2001. Mr. Halevy is a retired professor of Industrial Relations and Management at Fairleigh Dickinson University where he taught from 1952 to 1986. He was also a panel member of the Federal Mediation and Conciliation Service. Mr. Halevy will continue to serve as a member of the Board of Directors and its Audit, Compensation and Nominating Committees until May 25, 2006 or any adjourned date of the stockholders meeting. The Company would like to express its thanks to Mr. Halevy for his many years of valuable and dedicated service to the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 23, 2006, certain information with respect to shares beneficially owned by (i) each person who is known by Audiovox to be the beneficial owner of more than five percent (5%) of Audiovox’s outstanding shares of common stock, (ii) each of Audiovox’s directors and the executive officers named in the Summary Compensation Table below and (iii) all current directors and executive officers as a group. Except as otherwise provided, the table below relates to shares of Class A common stock. At the close of business on March 23, 2006, there were 21,520,346 shares outstanding of our Class A common stock, par value $.01 per share, and 2,260,954 shares of our Class B common stock, par value $.01 per share, issued and outstanding. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Name and Address (1)	Sole Voting or Investment Power (2)		Percent of Outstanding Shares
John J. Shalam	4,461,685	(3)	18.1%
Philip Christopher, 555 Wireless Blvd., Hauppauge, NY 11788	1,110,474		4.5%
Patrick M. Lavelle	287,304		1.2%
Charles M. Stoehr	174,000		*
Loriann Shelton	40,000		*
Thomas C. Malone	25,000		*
Paul C. Kreuch, Jr.	17,000		*
Dennis F. McManus	15,000		*
Irving Halevy	15,000		*
Peter A. Lesser	15,000		*
All directors and officers as a group (14 persons)	6,226,753		25.3%
Name and Address of Other 5% Holders of Class A Common Stock
Kahn Brothers & Co., Inc. (4) 1299 Ocean Ave, 11th Floor Santa Monica, CA 90401	1,727,465		7.5%
Dimensional Fund Advisors, Inc. (5) 1299 Ocean Ave, 11th Floor Santa Monica, CA 90401	1,770,879		8.2%
Donald Smith & Co., Inc.(6) 152 West 57th Street New York, NY 10019	1,956,069		9.6%

*	less than 1 percent.

(1)	The address of each person, unless otherwise noted, is c/o Audiovox Corporation, 180 Marcus Blvd., Hauppauge, NY 11788. In presenting shares beneficially owned and in calculating each holder’s percentage ownership, only options exercisable by that person within 60 days of March 23, 2006 and no options exercisable by any other person are deemed to be outstanding.

(2)	The number of shares stated as ‘‘beneficially owned’’ includes stock options currently exercisable as follows: Mr. Shalam—408,726, Mr. Christopher—906,000, Mr. Lavelle—269,926, Mr. Stoehr—160,000, Mr. Malone—25,000, Mrs. Shelton—40,000, Mr. Kreuch—15,000, Mr. McManus—15,000, Mr. Lesser—15,000 and Mr. Halevy—15,000.

(3)	Includes 2,144,152 shares of Class B common stock (which are entitled to 10 votes per share) held by Mr. Shalam that he may convert into Class A common stock at any time. Excludes 116,802 shares of Class B common stock and 2,002 shares of Class A common stock that are held in irrevocable trusts for the benefit of Mr. Shalam's three sons.

(4)	Information reported is derived from a Schedule 13G-A dated February 8, 2006 of Kahn Brothers & Co., Inc. and filed with the Securities and Exchange Commission on February 8, 2006.

(5)	Information reported is derived from a Schedule 13G-A dated February 1, 2006 of Dimensional Fund Advisors, Inc. and filed with the Securities and Exchange Commission on February 6, 2006.

(6)	Information reported is derived from a Schedule 13G dated February 12, 2006 of Donald Smith & Co., Inc. and filed with the Securities and Exchange Commission on February 14, 2006.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Audiovox pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, during Audiovox's fiscal year ended November 30, 2005 and Forms 5 and amendments thereto furnished to Audiovox with respect to Audiovox’s fiscal year ended November 30, 2005, and any written representation referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-K, Audiovox is not aware of any person who, at any time during Audiovox’s fiscal year ended November 30, 2005, was a beneficial owner of more than 10 percent of Audiovox’s shares (or was a director or officer of Audiovox), or any other person subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to Audiovox because of the requirements of Section 30 of the Investment Company Act of 1940, as amended, or Section 17 of the Public Utility Holding Company Act, as amended, that failed to file on a timely basis, as disclosed in such Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during Audiovox’s fiscal year ended November 30, 2005 or prior fiscal years.

Certain Relationships and Related Transactions

We lease some of our office, warehouse and distribution facilities from entities in which an executive officer owns controlling interests. The following table identifies leases that result in payments in excess of $60,000 to any of the related entities.

Real Property Location	Expiration Date	Owner of Property	Paid During Fiscal Year 2005
150 Marcus Blvd Hauppauge, NY	November 30, 2008	150 Marcus Blvd. Realty, LLC(1)	$562,272
555 Wireless Blvd Hauppauge, NY	September 30, 2009	Wireless Blvd. Realty, LLC(2)	$552,094

(1)	Property owned by 150 Marcus Blvd. Realty, LLC, a New York limited liability company, of which John J. Shalam owns 99% and Mr. Shalam’s three sons own the remaining 1%.

(2)	Property owned or leased by Wireless Blvd. Realty, LLC, a New York limited liability company, owned 98% by the Shalam Long Term Trust, 1% by John J. Shalam and 1% by Mr. Shalam’s three sons. The Shalam Long Term Trust is a grantor trust of which Mr. Shalam is the Grantor and his three sons are the beneficiaries. In connection with the sale of substantially all of the assets relating to our wireless business to UTStarcom Inc. (‘‘UTStarcom’’) on November 1, 2004, Audiovox and UTStarcom have entered into a sublease agreement for the space at 555 Wireless Boulevard, Hauppauge, New York which provides for a net monthly rent of $46,000 for five years.

We believe that the terms of each of the leases are no less favorable to us than those that could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between us and such persons in the future, such conflicts will be resolved by a committee of disinterested directors.

David Shalam, the son of John J. Shalam, has served in various positions with Audiovox over the past 11 years. Mr. David Shalam currently serves as Vice President-Mobile Video of Audiovox Electronics Corp. Mr. David Shalam’s annual aggregate compensation was $159,326 in fiscal 2005.

Matthew Stoehr, the son of Charles M. Stoehr, has served in various positions with Audiovox over the past 10 years. Mr. Matthew Stoehr currently serves in MIS Operations of Audiovox Corporation. Mr. Matthew Stoehr’s annual aggregate compensation was $68,000 in fiscal 2005.

The Board of Directors and Committees

Board of Directors

The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors held two meetings and acted by consent seventeen times during fiscal 2005. All incumbent directors attended 75% or more of the aggregate number of Board and related committee meetings during the year. Inasmuch as Audiovox is a ‘‘Controlled Company’’ under Rule 4350(c)(5) of the NASD Manual, the board does not have a standing nominating committee.

Audit Committee

The Audit Committee, which held seven meetings and acted by consent once in fiscal 2005, currently consists of four members, namely, Paul C. Kreuch, Jr., Dennis F. McManus, Irving Halevy and Peter A. Lesser. The Board of Directors has determined that each of the four members is ‘‘independent’’ under Rule 4200(a) of the NASD Manual, as in effect as of the date of this proxy statement. The Board of Directors has also determined that at least one member of the audit committee is an ‘‘audit committee financial expert’’ as defined by Item 401(h)(2) of Regulation S-IC. The name of such audit committee financial expert is Paul C. Kreuch, Jr. The functions of the Audit Committee are described below under the heading ‘‘Audit Committee Report.’’ Mr. Halevy will serve on this Committee until May 25, 2006 or any adjourned date of the stockholders meeting.

Compensation Committee

The Compensation Committee, which held seven meetings and acted by consent three times in fiscal 2005, currently consists of four members, namely, Messrs. Kreuch, McManus, Halevy and Lesser. The Compensation Committee recommends to the Board of Directors remuneration arrangements for senior management and the directors, approves and administers other compensation plans, including the profit sharing plan of Audiovox, in which officers, directors and employees participate. Mr. Halevy will serve on this Committee until May 25, 2006 or any adjourned date of the stockholders meeting.

The following Audit Committee Report, Compensation Committee Report on Executive Compensation and Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of four members of the Board of Directors. Each member is ‘‘independent’’ as that term is defined under the Securities Exchange Act of 1934, as amended, and the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Paul C. Kreuch, Jr. is an ‘‘audit committee financial expert’’.

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for conducting independent audits of the Company’s financial statements and management’s assessment and effectiveness of internal controls. The Audit Committee is responsible for overseeing the conduct of these activities by management and Grant Thornton LLP.

As part of its oversight and responsibility, the Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended November 30, 2005 with our management and Grant Thornton LLP, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Grant Thornton LLP, including any process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of Grant Thornton LLP regarding the reasonableness of those estimates; and

•	met with representatives of Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee has also received the written disclosures from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of Grant Thornton LLP and considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence, and has satisfied itself as to the auditor’s independence.

Based upon the Audit Committee’s discussions with management and Grant Thornton LLP, and the Audit Committee’s review of the representations of management and Grant Thornton LLP the Audit Committee is satisfied that its responsibilities under its charter for the year ended November 30, 2005, were met and that the financial reporting processes of the Company are functioning effectively and efficiently. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the November 30, 2005 audited financial statements and assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for fiscal 2005.

Members of the Audit Committee
Paul C. Kreuch, Jr. (Chairman) Dennis F. McManus Irving Halevy Peter A. Lesser

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities of the Committee

The Compensation Committee of the Board of Directors reviews and approves compensation for Audiovox’s executive officers and oversees and administers Audiovox’s stock option and restricted stock plans. The Compensation Committee recommends compensation for the Chief Executive Officer subject to the Board of Directors’ approval of such recommendations. The Chief Executive Officer submits recommended compensation levels for other executive officers of Audiovox to the Compensation Committee for its review and approval. Each member of the Compensation Committee is an independent director in accordance with Nasdaq rules. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2005.

Executive Compensation Philosophy

Executive compensation at Audiovox is designed to attract and retain executives that are capable and motivated to achieve stockholder, customer and employee interests. It is our policy to competitively compensate our executives and create strong ties between stockholder value, financial performance and the compensation of our top officers. The Compensation Committee reviews the executive officers’ responsibilities and performance and establishes or recommends to the Board executive compensation packages that accomplish these goals.

The Company had engaged performance compensation consultants Sibson and Company to review Audiovox’s compensation program for executive officers and other officers of Audiovox Corporation. Sibson’s review encompassed total compensation, peer compensation levels, and the link between cash incentive compensation, plan results, and Company performance. One of Sibson’s recommendations was to continue to utilize stock-based compensation and consequently the Board has approved the 2006 Stock Compensation Plan which is being submitted to the stockholders for approval herein. Based on Sibson’s recommendations, the Audiovox executive compensation program has four components – base salary, annual bonus incentives, stock-based compensation and other forms of compensation, such as profit-sharing.

Base Salary

Individual salaries have been set based on a review of pay for comparable positions in similar type companies. Annually, the Committee reviews salary recommendations made by Audiovox’s Chief Executive Officer, and evaluates individual responsibility levels, experience, performance and length of service. The Compensation Committee believes that base salaries for Audiovox’s executive officers are fixed at levels commensurate with competitive amounts paid to senior executives with comparable qualifications at companies engaged in the same or similar businesses.

Annual Bonus

Bonus compensation provides Audiovox with a means of rewarding performance based upon attainment of corporate profitability during the fiscal year. For fiscal 2005, the Compensation Committee established bonus compensation formulas for three of its executives based upon the pre-tax earnings of the Company. As a result, no bonuses were paid to Mr. Shalam, Mr. Lavelle and Mr. Stoehr for fiscal 2005.

Stock Based Compensation

Stock based compensation is primarily composed of stock option grants and is intended to focus our executives on creating stockholder value. The Compensation Committee will periodically grant stock options to Audiovox executives who are responsible for designing and implementing Audiovox’s long range strategic plans. During fiscal 2005, stock options were granted to Audiovox executives with an exercise price equal to the fair market value at the date of grant and were granted for maximum terms of two to three years. The options granted in fiscal 2005 vested immediately.

Other Forms of Compensation

Audiovox also compensates its employees through a number of employee benefit plans, including a profit sharing plan, health and welfare benefits and by providing perquisites and fringe benefits. Audiovox executive officers are also able to participate in a deferred compensation plan which allows them to defer salary and bonuses until termination of employment or another specified date. Executives receive some perquisites and fringe benefits which are not available to all employees in general.

CEO Compensation

On May 1, 2005, Mr. Lavelle, President and Chief Executive Officer of Audiovox succeeded Mr. Shalam who continued as Chairman of Audiovox. On June 1, 2005, Mr. Lavelle received a $300,000 increase in base salary. The Compensation Committee fixed the base salary of the Chief Executive Officer based on competitive compensation data, the Committee’s assessment of Mr. Lavelle’s past performance and its expectation as to his future contributions in guiding and directing Audiovox and its business. Mr. Lavelle did not receive a bonus for fiscal 2005.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid individually for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Members of the Compensation Committee

Peter A. Lesser (Chairman)

Paul C. Kreuch, Jr.

Dennis F. McManus

Irving Halevy

Executive Compensation

The following Summary Compensation Table sets forth the compensation earned by each individual who served as Audiovox’s Chief Executive Officer during fiscal 2005 and the four most highly compensated executive officers who were serving as such as of November 30, 2005 (collectively, the ‘‘Named Officers’’).

Summary Compensation Table

	Annual Compensation (1)				Long Term Compensation
					Awards	Payouts
Name & Principal Position	Year	Salary	Bonus	All Other Compensation (2)	Shares Underlying Options	Long Term Compensation
John J. Shalam Chairman	2005	$450,000	—	$17,653	58,726	—
	2004	450,000	498,150	17,437	—	1,916,500
	2003	450,000	673,500	12,376	—	—
Patrick M. Lavelle President and CEO	2005	$500,000	—	$4,505	58,726	—
	2004	200,000	947,546	7,391	—	—
	2003	200,000	1,588,532	3,814	—	—
Charles M. Stoehr Senior Vice President/CFO	2005	$325,000	—	$6,615	25,000	—
	2004	325,000	666,050	9,245	—	—
	2003	325,000	224,500	5,831	—	—
Thomas C. Malone Senior Vice President, Sales	2005	$165,000	319,537	$4,129	25,000	—
	2004	165,000	461,684	3,656	—	—
	2003	165,000	551,031	1,782	—	—
Loriann Shelton Senior Vice President, Accounting	2005	$139,000	175,000	$2,969	25,000	—
	2004	139,000	185,734	2,787	—	—
	2003	139,000	240,000	1,830	—	—

(1)	No restricted stock awards were granted to the named individuals in 2005, 2004 and 2003 and the ‘‘Restricted Stock’’ column has been omitted.

(2)	For fiscal 2005, includes: for Mr. Shalam $16,822 in executive life insurance premiums and $831 in 401(k) Audiovox matching contribution; for Mr. Lavelle $2,865 in executive life insurance premiums and $1,640 in 401(k) Audiovox matching contribution; for Mr. Stoehr $4,875 in executive life insurance premiums and $1,740 in 401(k) Audiovox matching contribution; for Mr. Malone $2,521 in executive life insurance premiums and $1,608 in 401(k) Audiovox matching contribution; and for Mrs. Shelton $1,877 in executive life insurance premiums and $1,092 in 401(k) Audiovox matching contribution.

Option Grants in 2005

The following table shows stock options granted in fiscal 2005 to the Chief Executive Officer and the four other highest compensated executive officers:

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (3)
					5%	10%
John J. Shalam	58,726	18.1%	13.69	11/28/08	$44,318	$97,279
Patrick M. Lavelle	58,726	18.1%	13.69	11/28/08	$44,318	$97,279
Charles M. Stoehr	25,000	7.7%	13.69	11/28/08	$18,867	$41,412
Thomas C. Malone	25,000	7.7%	13.69	11/28/08	$18,867	$41,412
Loriann Shelton	25,000	7.7%	13.69	11/28/08	$18,867	$41,412

(1)	The options became exercisable on the date of grant and have a three year term.

(2)	The exercise price is the market price on the date the options were granted.

(3)	The columns show gains that might exist for the respective options, assuming the market price of Audiovox’s Common Stock appreciates from the date of grant over the option term at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table sets forth information concerning option exercises in fiscal 2005 and option holdings at November 30, 2005 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at November 30, 2005(2)	Value of Unexercised In-the-Money Options at November 30, 2005(3)
John J. Shalam	175,000	$1,963,100	408,726	$2,158,097
Patrick M. Lavelle	0	0	269,926	$77,018
Charles M. Stoehr	7,500	76,189	160,000	$266,613
Thomas C. Malone	50,000	156,541	25,000	$3,500
Loriann Shelton	5,000	52,063	40,000	$3,500

(1)	Value realized is calculated by determining the difference between the fair market value of the Common Stock on the date the options are exercised and the exercise price of the options.

(2)	All options at November 30, 2005 were vested and exercisable.

(3)	‘‘In-the-Money Options’’ would be options outstanding at November 30, 2005 for which the fair market value of the Common Stock on such date ($13.83) exceeded the exercise price of the options.

Long-Term Incentive Plans—Awards in Last Fiscal Year

No long-term incentive plan awards were made during the fiscal year ended November 30, 2005.

Compensation of Directors

For their service, non-employee directors receive an annual retainer of $25,000 and meeting fees of $500 and $1,500 each, for telephonic and in-person attendance at meetings, respectively. Audit Committee members (other than Mr. Kreuch) are paid $1,500 and $1,000 each for in-person and telephonic attendance at Audit Committee meetings, respectively, and all Compensation Committee members are paid $1,000 and $500 each for in-person and telephonic attendance at Compensation Committee meetings, respectively. Additional compensation of $15,000 per annum is paid to Mr. Kreuch for his service as Chairman of the Audit Committee. He is also paid $2,500 and $1,500 each for in-person and telephonic attendance at Audit Committee meetings. Additional compensation of $10,000 per annum is paid to Mr. Lesser for his service as Chairman of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of four independent directors, Paul C. Kreuch, Jr., Dennis F. McManus, Irving Halevy and Peter A. Lesser. Mr. Halevy will serve on this Committee until May 25, 2006 or any adjourned date of the stockholders meeting.

Performance Graph

The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Audiovox filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Audiovox specifically incorporates this information by reference therein.

The annual changes for the five-year period are based on the assumption that $100 had been invested on December 1, 2000, and that all quarterly dividends were reinvested. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on November 30, 2005.

PROPOSAL 2
APPROVAL OF THE AUDIOVOX CORPORATION 2006 STOCK COMPENSATION PLAN

We have, as more fully described herein in the ‘‘Report of the Compensation Committee on Executive Compensation,’’ historically included long-term, equity-based compensation opportunities as one of the primary components of our compensation program, for key employees and directors of the Company and its affiliates who are in a position to contribute to future growth and success of Audiovox Corporation.

As we more fully described herein in the ‘‘Report of the Compensation Committee on Executive Compensation,’’ we engaged Sibson Company a division of Segal (‘‘Sibson’’), an outside executive compensation consultant, to conduct a comprehensive review of total cash compensation offered to executive officers and the Company’s long-term, equity-based compensation opportunities. The Board, based upon the recommendations of Sibson, voted unanimously to submit the Audiovox Corporation 2006 Stock Compensation Plan (the ‘‘2006 Plan’’) for stockholder approval. We are asking for stockholder approval so that we will be able to grant stock options and restricted stock awards to our employees under the 2006 Plan.

The summary of the 2006 Plan that follows does not purport to be complete and is qualified in its entirety by the full text of the 2006 Plan, a copy of which is attached as Exhibit A.

Purpose

The purpose of the 2006 Plan is to provide the Company and its stockholders with the benefits that arise from common stock ownership by employees and directors of the Company and its subsidiaries who are expected to contribute to our future growth and success.

Shares Subject to the Plan

The maximum number of shares as to which stock awards may be granted under the 2006 Plan is one million five hundred thousand (1,500,000) shares. This reserved share amount is subject to adjustment by the Committee as provided in the 2006 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of Class A common stock issued under the 2006 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. The fair market value of the Company’s Class A common stock on March 23, 2006 was $11.53.

Administration of the Plan

The 2006 Plan is administered by the Compensation Committee of the Board (the ‘‘Committee’’). Award to non-employee directors will be approved by the Board of Directors. Subject to the provisions of the 2006 Plan, the Committee has full authority to determine fair market value of our Class A common stock, select employees to whom options or awards may be granted, determine the number of shares covered by each option, approve the forms of agreement for use under the 2006 Plan, determine the terms and conditions of the options and awards, reprice any outstanding option and construe and interpret the terms of the 2006 Plan and the options and awards granted thereunder.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, which are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met.

What are the Performance Objectives?

The 2006 Plan provides that grants of performance shares, performance units or, when determined by the Committee, options, deferred shares, restricted stock or other stock-based awards may be made based upon ‘‘performance objectives.’’ Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Company’s common stock, share price (including, but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return and increase in net present value or expense targets. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Except in the case of an award intended to be exempt from the limitations of Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

No individual may receive awards representing more than 250,000 shares of common stock in any one year. In addition, the maximum number of performance units that may be granted to an individual in any one year is 500,000, subject to adjustment in accordance with the 2006 Plan.

Eligible Participants

Non-incentive stock options will be granted only to persons selected by the Committee who are employees or directors of the Company or any of its affiliates. Incentive stock options will be granted only to persons selected by the Committee who are employees of the Company or any of its affiliates. At March 23, 2006, approximately 700 employees and 7 directors of the Company and its affiliates were eligible to participate in the 2006 Plan.

Terms and Conditions of Awards

Types of Awards.    Awards may be granted under the 2006 Plan as incentive stock options, nonqualified options, restricted stock awards, deferred shares or performance shares, or a combination thereof. Subject to the overall maximum limits on awards listed in the 2006 Plan, there are no other restrictions on the amount of awards that may be granted as options or restricted stock under the 2006 Plan.

Stock Options.    Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Stock Appreciation Rights.    Stock appreciation rights represent the right to receive an amount, determined by the Committee and expressed as a percentage not exceeding 100%, of the difference between the ‘‘base price’’ established for such rights and the fair market value of the Company's common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in unrestricted shares of the Company's common stock or (iii) any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable, and may specify that the stock appreciation rights may be exercised only in the event of a change of control of the Company or similar event. The Committee may grant ‘‘tandem’’ stock appreciation awards in connection with an option or ‘‘free-standing’’ stock appreciation awards unrelated to an option. No stock appreciation right may be exercised more than ten years from the grant date and each grant of a free-standing stock appreciation right must specify the period of continuous employment or service that is necessary before the free-standing stock appreciation right or installments thereof may be exercisable.

Restricted Stock.    An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted stock must be subject to a ‘‘substantial risk of forfeiture’’ within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Deferred Shares.    An award of deferred shares granted under the 2006 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

Performance Shares.    A performance share is the equivalent of one share of common stock, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the ‘‘performance period’’), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares orperformance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of the Company's common stock or any combination thereof.

Other Provisions.    The award agreement evidencing any grant hereunder may contain other terms, provisions, and conditions not inconsistent with the 2006 Plan, as may be determined by the Committee.

Adjustments.    The number of shares available under the 2006 Plan, the maximum limits on awards, and the number of shares subject to outstanding awards will be adjusted to reflect any merger, consolidation, or business reorganization in which the Company is the surviving entity and to reflect any stock split, stock dividend or other event generally affecting the number of shares of common stock. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, outstanding options may be assumed by the surviving entity, accelerated upon notice to the holder, or cancelled, so long as the award holder receives payment to the value of the canceled awards.

Limitations on Transferability.    Incentive stock options granted under the 2006 Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or the laws of descent and distribution following the participant’s death. Non qualified stock options and restricted stock awards may be transferred pursuant to a qualified domestic relations order, by will or the laws of intestacy, to any member of the optionee’s family or as may be determined by the Committee.

Amendment and Termination.    The Board may at any time amend, alter, suspend, or terminate the 2006 Plan. The Board will obtain shareholder approval of any 2006 Plan amendment to the extent necessary and desirable to comply with applicable law. Any amendment to the 2006 Plan that would increase the number of shares that may be issued under the 2006 Plan or any of the limitations on awards to individual participants must first be approved by the shareholders. No amendment, alteration, suspension, or termination of the 2006 Plan shall impair the rights of any participant, unless mutually agreed in writing.

Securities Laws

The 2006 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. The 2006 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2006 Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2006 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal ‘‘alternative minimum tax,’’ the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A recipient of deferred shares generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an ‘‘excess parachute payment’’ within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

Awards of stock appreciation rights, deferred shares, performance shares and performance units under the 2006 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the 2006 Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

Plan Benefits

The number of Awards that an employee may receive under the 2006 Plan is in the discretion of the Committee and therefore cannot be determined in advance. The Committee has not made any determination to grant any Awards to any persons under the 2006 Plan as of the date of this proxy statement. See Option Grants in 2005 for a table providing the aggregate number of shares subject to awards granted during 2005 under the 1999 Plan.

Compensation Plan

The following table provides certain information as of March 23, 2006 about Audiovox Common Stock that may be issued under Audiovox’s existing equity compensation plan.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,022,152	$12.07	—
Equity compensation plans not approved by security holders	180,000	11.68	—
Total	2,202,152	$12.04	—

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S 2006 STOCK COMPENSATION PLAN.

PROPOSAL 3
RATIFICATION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The board of directors proposes that stockholders ratify the appointment by the Audit Committee of Grant Thornton LLP, as the independent registered public accounting firm for the fiscal year ending February 28, 2007. One or more representatives of Grant Thornton will be present at the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee has appointed the firm of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2007, subject to ratification of this appointment by the stockholders of the Company. Grant Thornton has audited the Company’s financial statements since fiscal 2003 and is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

For the fiscal years ended November 30, 2005 and 2004, the Company paid or accrued the following fees to Grant Thornton LLP (and its affiliates) for services rendered during the year or for the audit in respect of that year:

Fee Type	2005	2004
	(In Thousands)
Audit Fees (1)	$2,105	$3,694
Audit-Related Fees(2)	103	680
Tax Fees(3)	183	1,029
All Other Fees	—	—
Total	$2,391	$5,403

(1)	Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Also includes fees for statutory audits of international subsidiaries for the fiscal years, and in fiscal 2004, fees of $364 for the audit of the Closing Statement of Net Assets of Audiovox Communications Corp. and fees of $815 for the audit of the Company's fiscal 2002 consolidated financial statements.

(2)	Audit-Related Fees comprise fees for services that reasonably relate to the performance of the audit or review of the Company's financial statements including the support of business acquisitions and divestiture activities and the audit of the Company's employee benefit plans. For fiscal 2004, these services included $640 paid principally for the divestiture of Audiovox Communications Corp.

(3)	Tax Fees comprise fees for tax compliance, tax planning and tax advice. For fiscal 2004, these services include technical tax advice related to the divestiture of Audiovox Communications Corp. as well as other permissible corporate tax services.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence. In 2003, the Audit Committee adopted a policy concerning approval of audit and non-audit services to be provided by Grant Thornton LLP. The policy requires that all services Grant Thornton LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Audit Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of Grant Thornton LLP provided such engagement will amount to fees of less than $50,000 and such engagement is reported to the Chairman of the Committee and reported to and ratified by the Committee at its next meeting.

All of the services for Audit and Audit-Related Fees, Tax Fees and All Other Fees referenced above were approved by the Audit Committee pursuant to Rule 2-0i(c)(7)(i)(C) of Regulation S-X under the Securities Act of 1933, as amended.

Approval by the stockholders of the appointment of the independent registered public accounting firm is not required, but the board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present and entitled to vote on the matter do not approve the selection of Grant Thornton LLP, as our independent registered public accounting firm at the annual meeting, the selection of independent accountants will be reconsidered by the Audit Committee. Abstentions will be considered a vote against this proposal and broker non-votes will have no effect on such matter since these votes will not be considered present and entitled to vote for this purpose.

The Audit Committee considered the compatibility of the non-audit services provided to us by Grant Thornton LLP in fiscal 2005 on the independence of Grant Thornton LLP from us in evaluating whether to appoint Grant Thornton LLP to perform the audit of our financial statements and internal controls for the fiscal year ending February 28, 2007.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2007.

MISCELLANEOUS

Other Matters

Management does not know of any matters to be presented for action at the meeting other than as set forth in Proposals 1 through 3 of the Notice of Annual Meeting. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their direction.

Stockholder Proposals

Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders currently scheduled for July 19, 2007, must be received by the Secretary of the Company not later than November 30, 2006 for inclusion in the proxy statement. The proposals must comply with all applicable statutes and regulations.

Available Information

The Company is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and is required to file periodic reports, proxy statements and other documents with the Securities and Exchange Commission (the ‘‘SEC’’) relating to its business, financial condition and other matters. Such reports, proxy statements and other documents may be examined and copies may be obtained from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC’s Website at http://www.sec.gov. Copies should be available by mail upon payment of the SEC’s customary charges by writing to the SEC’s principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.

Along with these proxy materials, we are distributing our Annual Report on Form 10-K for fiscal 2005 to the stockholders of record on March 27, 2006 all of which are a part of this proxy statement. Exhibits to the Annual Report on Form 10-K may be obtained from Audiovox upon request. To obtain any such exhibits or an additional copy of the Form 10-K without charge, please contact Chris Lis Johnson, Audiovox’s Secretary, 150 Marcus Boulevard, Hauppauge, New York 11788, Telephone: (631) 231-7750.

By order of the Board of Directors
CHRIS LIS JOHNSON Secretary Audiovox Corporation

Hauppauge, New York
March 30, 2006

AUDIOVOX CORPORATION
2006 STOCK COMPENSATION PLAN

1.    Purpose.    The purpose of the Audiovox Corporation 2006 Stock Compensation Plan (the    ‘‘Plan’’) is to attract and retain employees and directors for Audiovox Corporation and its subsidiaries and affiliates and to provide such persons with incentives and rewards for superior performance.

2.    Definitions.    As used in this Plan, the following terms shall be defined as set forth below:

2.1    ‘‘Affiliate’’ means any person or entity directly or indirectly controlling, controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

2.2    ‘‘Award’’ means any Option, Stock Appreciation Right, Restricted Shares, Deferred Shares, Performance Shares or Performance Units granted under the Plan.

2.3    ‘‘Award Agreement’’ means the written agreement, or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award, which shall be signed by the Company and Participant.

2.4    ‘‘Base Price’’ means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.5    ‘‘Board’’ means the Board of Directors of the Company.

2.6    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended from time to time.

2.7    ‘‘Committee’’ means the Compensation Committee of the Board, or any successor to such Committee.

2.8    ‘‘Company’’ means Audiovox Corporation, a Delaware corporation, and its subsidiaries and Affiliates or any successor corporation.

2.9    ‘‘Deferral Period’’ means the period of time during which Deferred Shares are subject to deferral limitations under Section 8.

2.10    ‘‘Deferred Shares’’ means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.11    ‘‘Employee’’ means any person, including an officer, employed by the Company or a Subsidiary or Affiliate.

2.12    ‘‘Fair Market Value’’ means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the NASDAQ on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

2.13    ‘‘Freestanding Stock Appreciation Right’’ means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.14    ‘‘Grant Date’’ means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.15    ‘‘Incentive Stock Option’’ means any Option that is intended to qualify as an    ‘‘incentive stock option’’ under Code Section 422 or any successor provision.

2.16    ‘‘Nonemployee Director’’ means a member of the Board who is not an Employee.

2.17    ‘‘Nonqualified Stock Option’’ means an Option that is not intended to qualify as an Incentive Stock Option.

2.18    ‘‘Option’’ means any option to purchase Shares granted under Section 5.

2.19    ‘‘Optionee’’ means the person so designated in an agreement evidencing an outstanding Option.

2.20    ‘‘Option Price’’ means the purchase price payable upon the exercise of an Option.

2.21    ‘‘Participant’’ means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.22    ‘‘Performance Objectives’’ means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary or Affiliate, division, department or function within the Company or Subsidiary or Affiliate in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company's or Subsidiary's or Affiliate’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return and increase in net present value or expense targets. Except in the case of a Qualified Performance-Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.23    ‘‘Performance Period’’ means a period of time established under Section 9 within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Shares or Restricted Shares are to be achieved.

2.24    ‘‘Performance Share’’ means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.25    ‘‘Performance Unit’’ means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.26    ‘‘Predecessor Plan’’ means the Audiovox Corporation 1999 Stock Compensation Plan.

2.27    ‘‘Qualified Performance-Based Award’’ means an Award or portion of an Award that is intended to satisfy the requirements for    ‘‘qualified performance-based compensation’’ under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.28    ‘‘Restricted Shares’’ mean Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.29    ‘‘Shares’’ means shares of the Class A Common Stock of the Company, $.01 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.

2.30    ‘‘Spread’’ means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.31    ‘‘Stock Appreciation Right’’ means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.32    ‘‘Subsidiary’’ means a corporation or other entity in which the Corporation has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, ‘‘Subsidiary’’ means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

2.33    ‘‘Tandem Stock Appreciation Right’’ means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

3.    Shares Available Under the Plan.

3.1    Reserved Shares.    Subject to adjustment as provided in Section 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 1,500,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.

3.2    ISO Maximum.    In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 100,000 Shares, subject to adjustment as provided in Section 11.

3.3    Maximum Calendar Year Award.    No Participant may receive Awards representing more than 250,000 Shares in any one calendar year, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any one calendar year is 500,000.

4.    Plan Administration.

4.1    Board Committee Administration.    This Plan shall be administered by the Compensation Committee of the Board, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

4.2    Committee Delegation.    The Committee may delegate to one or more officers of the Corporation the authority to grant Awards to Participants who are not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of shares of Stock subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.

5.    Options.    The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1    Number of Shares.    Each grant shall specify the number of Shares to which it pertains.

5.2    Option Price.    Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

5.3    Consideration.    Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4    Payment of Option Price in Shares.    On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

5.5    Cashless Exercise.    To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.6    Performance-Based Options.    Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

5.7    Vesting.    Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

5.8    ISO Dollar Limitation.    Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

5.9    Exercise Period.    No Option granted under this Plan may be exercised more than ten years from the Grant Date.

5.10    Award Agreement.    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.    Stock Appreciation Rights.    The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1    Payment in Cash or Shares.    Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

6.2    Maximum Stock Appreciation Right Payment.    Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.3    Exercise Period.    Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4    Change in Control.    Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

6.5    Dividend Equivalents.    On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

6.6    Award Agreement.    Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.7    Tandem Stock Appreciation Rights.    Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

6.8    Exercise Period.    No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.9    Freestanding Stock Appreciation Rights.    Regarding Freestanding Stock Appreciation Rights only:

(i)    Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(ii)    Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(iii)    Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

7.    Restricted Shares.    The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1    Transfer of Shares.    Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

7.2    Consideration.    Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3    Substantial Risk of Forfeiture.    Each grant shall provide that the Restricted Shares covered thereby shall be subject to a    ‘‘substantial risk of forfeiture’’ within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

7.4    Dividends, Voting and Other Ownership Rights.    Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

7.5    Restrictions on Transfer.    Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

7.6    Performance-Based Restricted Shares.    Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7    Dividends.    Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

7.8    Award Agreements.    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8.    Deferred Shares.    The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1    Deferred Compensation.    Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2    Consideration.    Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3    Deferral Period.    Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

8.4    Dividend Equivalents and Other Ownership Rights.    During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

8.5    Performance Objectives.    Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6    Award Agreement.    Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

9.    Performance Shares and Performance Units.    The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1    Number of Performance Shares or Units.    Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2    Performance Period.    The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

9.3    Performance Objectives.    Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

9.4    Threshold Performance Objectives.    Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5    Payment of Performance Shares and Units.    Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6    Maximum Payment.    Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

9.7    Dividend Equivalents.    Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

9.8    Adjustment of Performance Objectives.    If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

9.9    Award Agreement.    Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

10.    Transferability.

10.1    Transfer Restrictions.    Except as provided in Section 10.2, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

10.2    Limited Transfer Rights.    The Committee may expressly provide in an Award agreement (or an amendment to an Award agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a    ‘‘Family Member’’), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant's employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

10.3    Restrictions on Transfer.    Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

11.    Adjustments.    The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

12.    Fractional Shares.    The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

13.    Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

14.    Certain Terminations of Employment, Hardship and Approved Leaves of Absence.     Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

15.    Foreign Participants.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company, any Subsidiary or Affiliate outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16.    Amendments and Other Matters.

16.1    Plan Amendments.    This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

16.2    Award Deferrals.    The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant's agreement to forego or exchange his of her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

16.3    Conditional Awards.    The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any Subsidiary to the Participant.

16.4    Repricing Permitted.    The Committee shall have the discretion and authority to reprice any outstanding Option, except for a Qualified Performance-Based Award.

16.5    No Employment Right.    This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

16.6    Tax Qualification.    To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

17.    Effective Date.    This Plan shall become effective upon its approval by the stockholders of the Company.

18.    Termination.    This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

19.    Limitations Period.    Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee's decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

20.    Governing Law.    The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

21.    Savings Clause.    Notwithstanding any language to the contrary contained herein, this Plan shall be interpreted and administered in accordance with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the    ‘‘Act’’) so as to exempt from the application of Section 16(b) of the Act the acquisition of Awards by directors and officers of the Company or its Subsidiaries or its Affiliates pursuant to this Plan.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

AUDIOVOX CORPORATION

180 Marcus Boulevard
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of and Patrick M. Lavelle and Charles M. Stoehr as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Audiovox Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 25, 2006, at the Sheraton Smithtown 110 Motor Parkway, Hauppauge, NY 11788 at 10:00 a.m., or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY TELEPHONE OR INTERNET
QUICK ★★★ EASY ★★★ IMMEDIATE

AUDIOVOX CORPORATION

- You can now vote your shares electronically through the Internet or the telephone.
- This eliminates the need to return the proxy card.
- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www.audiovox.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-866-894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE BELOW CARD IF VOTED ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please mark your votes like this **X**

1. ELECTION OF DIRECTORS. To elect our board of seven directors; FOR ☐ WITHHELD FOR ALL ☐

Class A. Stockholders vote:
01 Paul C. Kreuch, Jr. 02 Dennis F. McManus
03 Peter A. Lesser

Class A and Class B Stockholders vote:
04 John J. Shalam, 05 Patrick M. Lavelle,
06 Charles M. Stoehr, 07 Philip Christopher

WITHHELD FOR: (Write that nominee's name in the space provided below).

____

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ **Signature** ________________ **Date** ________

NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc. please add full title. (Sign exactly as name appears on this proxy.)